Exhibit 5.1

July 11, 2016
OpGen, Inc.
708 Quince Orchard Road, Suite 205
Gaithersburg, Maryland 20878
RE: OpGen, Inc.
Ladies and Gentlemen:
We have acted as counsel to OpGen, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, Amendment No. 1, dated the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale of an aggregate of 15,843,725 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), 6,744,128 of which have been issued and are outstanding (the “Shares”), 2,309,428 of which (the “Conversion Shares”) are issuable upon the conversion of shares of the Company’s outstanding Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and 6,790,169 of which (the “Warrant Shares”) are issuable upon exercise of certain of the Company’s outstanding warrants (the “Warrants”), which Shares, Conversion Shares and Warrant Shares may be sold by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto; (ii) the Certificate of Correction to the Amended and Restated Certificate of Incorporation of the Company; (iii) the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”); (iv) the Amended and Restated Bylaws of the Company; (v) the Registration Statement and the exhibits thereto; (vi) the prospectus contained within the Registration Statement; (vii) the Amended and Restated Securities Purchase Agreement, dated as of May 18, 2016, by and between the Company and each investor party thereto; (viii) the Warrants; (ix) such corporate records, agreements, documents and other instruments; and (x) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that: (i) the Shares have been duly authorized and are validly issued, fully paid and nonassessable; (ii) the Conversion Shares have been duly and validly authorized and reserved for issuance, and when issued upon the conversion of the Series A Preferred Stock in accordance with the terms of the Certificate of Designation, will be duly and validly issued and fully paid and nonassessable; and (iii) the Warrant Shares have been duly and validly authorized and reserved for issuance, and when issued upon the exercise of the Warrants in accordance with the terms therein, will be duly and validly issued and fully paid and nonassessable.
We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of Delaware and the laws of the State of New York.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to any references to our firm in the prospectus which is a part of the Registration Statement.
Sincerely yours,
/s/ Ballard Spahr LLP

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